UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

SFX ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	90-0860047 (I.R.S. Employer Identification No.)

430  Park Avenue

New York, New York 10022

(646) 561-6400

(Address, Including Zip Code, of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-189564

Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

SFX Entertainment, Inc., the Registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company.

Item 1.  Description of Registrant’s Securities to be Registered.

The class of capital stock to be registered is designated as Common Stock, par value $0.001 per share.  For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the registrant’s Registration Statement on Form S-1 (File No. 333-189564), originally confidentially submitted to the Securities and Exchange Commission (the “Commission”) on November 13, 2012 and first publicly filed with the Commission on June 25, 2013, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the Registrant are being registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SFX ENTERTAINMENT, INC.

	By:	/s/ Robert F.X. Sillerman
Dated: October 8, 2013		Name: Robert F.X. Sillerman
Title: Chief Executive Officer